                                                                   EXHIBIT 10.05

* Certain information has been omitted in reliance on a confidential treatment request.

              MCI SYSTEMHOUSE CORP./CALIBER LEARNING NETWORK, INC.
                         ALLIANCE FOR DISTANCE LEARNING

                         PROGRAM DEVELOPMENT AGREEMENT

THIS PROGRAM DEVELOPMENT AGREEMENT (this "AGREEMENT") is made and entered into as of the 2nd day of March, 1998 (the "EFFECTIVE DATE"), by and between CALIBER LEARNING NETWORK, INC. ("CALIBER"), a Maryland corporation with its principal place of business at 1000 Lancaster Street, Baltimore, Maryland 21202, and MCI SYSTEMHOUSE CORP. ("MCIS"), A DELAWARE CORPORATION WITH OFFICES AT THREE RAVINIA DRIVE, ATLANTA, GEORGIA 30346-2102.

                                    RECITALS

A. Caliber is the owner of a network of professional classroom facilities linked by a proprietary distance learning infrastructure integrating state-of-the-art satellite transmission, two-way video conferencing, wide-area network computing and Internet technologies (the "CALIBER LEARNING NETWORK" or the "NETWORK"). Caliber's classroom facilities are grouped into campuses ("CALIBER CAMPUSES") partitioned into classrooms each with a capacity of approximately 24 students ("CLASSROOMS").

B. MCIS has organized a professional development institute known as the MCI Systemhouse Institute (the "INSTITUTE"). In connection with the Institute, MCIS desires to offer one or more of the following courses of instruction or seminar events ("COURSES") through the Alliance, utilizing the Caliber Learning Network: (a) internally targeted LEAD courses, technology courses, and/or new strategic skills courses designed to build the intellectual capital of MCIS, enhance recruiting, and improve employee retention; and (b) client-targeted technology seminars showcasing MCIS's products and services.

                              TERMS AND CONDITIONS

In consideration of the mutual covenants and conditions set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Caliber and MCIS agree as follows:

1.   DEFINITIONS

     1.1. As used in this Agreement, the following terms shall have the following meanings:

     "APPROVED LOCATION" means any location selected by MCIS at its sole discretion, but after consultation with Caliber, provided in any event that such location shall be available for lease by Caliber; and provided, further, that such location shall not be subject to any zoning, building, or other similar law, code, regulation, or ordinance prohibiting the use of such location as a Caliber Campus.

     "COMPETITIVE COURSE" means any distance learning course or program directly or indirectly competitive with any Course offered by MCIS through the Network during the Term.

     "DERIVATIVE WORK" means the adaptation and formatting of the MCIS Course
           Content for delivery through the Network, including but not limited to video tape versions, CD-ROM versions, Internet versions, Power Point(TM) or similar presentations, and other derivative works.

     "MCIS COURSE CONTENT" means presentations, texts and other tangible expressions of the original intellectual, marketing, or other content of a Course.

     "NETWORK RENTAL DAY" means usage of the Network in any day for more than four (4) hours of broadcast time but not exceeding eight (8) hours of broadcast time; and "PARTIAL NETWORK RENTAL DAY" means usage of the Network in any day for less than four (4) hours of broadcast time.

     "NEW CALIBER CAMPUS" means a Caliber Campus not listed on Schedule D
                                                               ----------
           hereto, such schedule being a list of Caliber Campuses which are operational or under construction as of the Effective Date.

     A "TRANSMISSION FAILURE" in a Classroom means, with respect to any Course offering, the failure or material disruption of Network audio, video, or internet/intranet transmissions or connectivity such that, in MCIS' sole judgment, the participants taking the Course in that Classroom cannot complete the Course as originally designed and intended.

     1.2. The following capitalized terms are defined in the following sections of this Agreement:


     "Advisory Committee"                Section 10.2
     "Agreement"                         Preamble
     "Alliance"                          Section 10.1
     "Caliber"                           Preamble
     "Caliber Marks"                     Section 13.2
     "Caliber Representative"            Section 7.2
     "Cancellation Fee"                  Section 3.3
     "Confidential Information           Section 12.4.2
     "Course Delivery Fees"              Section 7.1
     "Course Schedule"                   Section 3.1
     "Course Procurement Notice"         Section 3.2
     "Effective Date"                    Preamble
     "Maximum Design Full Day Course"    Section 7.1.1
     "Maximum Design Half Day Course"    Section 7.1.3
     "MCIS"                              Preamble
     "MCIS Marks"                        Section 13.1
     "MCIS Representative"               Section 7.2
     "Minimum Volume Commitment"         Section 8
     "Minimum Design Full Day Course"    Section 7.1.2
     "Minimum Design Half Day Course"    Section 7.1.4
     "New Campus Specifications"         Section 9.1.1
     "Notice of Cancellation"            Section 3.3
     "Program Management Fee             Section 7.2
     "Program Management Services        Section 6
     "Term"                              Section 2
     "Two Day Maximum Design Course"     Section 7.1.5
     "Work Product"                      Section 12.1

2.   TERM

   This term of this Agreement shall be one (1) year commencing on the Effective
      Date, subject to the right of either party to terminate this Agreement earlier as provided herein. Upon the expiration of the initial one-year term, this Agreement may be renewed by the parties upon such terms and conditions as the parties may agree in writing. The period of effectiveness of this Agreement is hereinafter referred to as the "TERM."

3. COURSE IDENTIFICATION AND SCHEDULING

     3.1. Attached hereto as SCHEDULE A is preliminary list of Courses that may be offered through the Network under this Agreement (the "COURSE SCHEDULE") subject to the issuance of Course Procurement Notices as
           provided herein.   The Course Schedule may
           be modified (i.e. any Course listed therein may be rescheduled, added, or deleted) by MCIS upon written notice to Caliber from time to time.

     3.2. Unless the parties mutually agree to a shorter time period in relation to any Course(s), at least sixty (60) days prior to the desired delivery of any Course, MCIS will notify Caliber by separate written purchase order or other writing (a "COURSE PROCUREMENT NOTICE"), which Notice shall be final and binding on MCIS, identifying: (i) the type of Course to be offered, (ii) the length of the Course; (iii) enrollment and participation fees, and (iv) the locations, dates, times required by MCIS for the offering. Caliber shall use its best efforts to accommodate MCIS's preferences concerning locations, dates, and times, and any changes thereto, but it is understood and agreed by MCIS that final scheduling shall be jointly determined by the parties based on Network availability. Caliber shall give priority status to MCIS's requests for bookings on any given date, unless a firm booking of the Network has already been made.

     3.3. After a Course Procurement Notice is issued, MCIS may cancel or reschedule the Course upon written notice to Caliber ("NOTICE OF CANCELLATION"), subject to the payment of the cancellation/rescheduling fee, if any, specified in this Section 3.3 (the "CANCELLATION FEE").

           3.3.1. If MCIS gives Notice of Cancellation at least forty-five (45) days prior to the date scheduled for delivery of the Course, MCIS may cancel or reschedule the Course /*/.

           3.3.2.  If MCIS gives Notice of Cancellation less than forty-five
                   (45) days but at least thirty (30) days prior to the scheduled delivery of the Course, MCIS shall /*/.

           3.3.3. If MCIS gives Notice of Cancellation less than thirty (30) days but at least fifteen (15) days prior to the scheduled delivery of the Course, MCIS shall /*/.

           3.3.4. If MCIS gives Notice of Cancellation less than fifteen (15) days prior to the scheduled delivery of the Course, MCIS shall /*/.

     3.4. Upon receipt of a Notice of Cancellation, Caliber agrees to use its reasonable best efforts to procure the use of the Network and/or the Classrooms at Caliber's usual rates by alternate, third party end-users for the canceled Network Rental Days or Partial Network

____________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

           Rental Days, as the case may be; and, to the extent Caliber is successful in doing so, the cancellation/rescheduling fee otherwise paid or payable by MCIS under Section 3.3. shall be /*/.

4.   FORMATTING OF COURSE CONTENT

Upon receipt of a Course Procurement Notice for any Course, Caliber will be responsible for formatting and adapting the underlying MCIS Course Content as necessary so that the Course is suitable for delivery over the Caliber Learning Network. MCIS shall cooperate with Caliber and provide such reasonable assistance as Caliber may require for this purpose.

5.   DELIVERY OF COURSE OFFERINGS

     5.1.  Course Delivery.  Caliber will deliver each Course identified in a
           ---------------
           Course Procurement Notice through the Caliber Learning Network on such dates and times and at such locations as the parties may agree. In connection with the delivery of each Course, Caliber will:

           5.1.1. Provide the software and computer programs, including, without limitation, class interaction support software, necessary to deliver the Course.

           5.1.2. Provide the hardware components necessary to deliver the Course and create a two-way audio and video environment, including, without limitation, a satellite dish and integrated receiver-decoder to receive the video and audio signals at each Caliber Campus, and workstations, cameras, video monitors and related components necessary to return audio and video signals from each such Campus.

           5.1.3. Provide maintenance and related support services necessary to maintain the software and computer programs and the hardware components required for delivery of the Course.

           5.1.4. Have at least one (1) Caliber employee during the Course session available at each Caliber Campus where the Course is being offered to provide assistance to Course participants.

           5.1.5. Provide the Course design, management for delivery of that Course, and the necessary rehearsal time of no less than one full day for each day the Course is delivered.

     5.2.  Network Performance. Caliber agrees that it is responsible for the
           -------------------
          direction of high quality video and audio transmission of each Course and responsible for directing the presentation of each Course instructor and the interaction of all participants during each


_____________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

          Course. Caliber agrees to use its best efforts to simulate the interaction between instructor and participants possible in one-to-one student-instructor classes. Caliber also agrees to manage the transmission of all internet/intranet content during the Course. If a Transmission Failure occurs in any Classroom or Classrooms booked for a Course offering, Caliber shall /*/. Notwithstanding the foregoing, if a Transmission Failure occurs in /*/ or more of the total number of Classrooms booked for a Course, Caliber (a) shall /*/ or (b) if MCIS so elects, shall /*/. Except as provided in this Section, Caliber makes no warranty, express or implied, concerning the performance of the Network or any component thereof.

6.   PROGRAM MANAGEMENT SERVICES

In connection with each Course offering and the overall implementation of the Alliance established hereby, Caliber shall provide to MCIS the services identified on SCHEDULE B hereto ("PROGRAM MANAGEMENT SERVICES").

7.   FEES AND PAYMENT

     7.1.  Course Delivery Fee.  For each Course delivered by Caliber hereunder,
           -------------------
           MCIS agrees to pay to Caliber the following delivery fees ("COURSE DELIVERY FEES"), or such other fees as the parties may mutually agree upon from time to time, but in any case not to exceed:

           7.1.1. /*/ for Maximum Design Full Day Courses, which amount will be broken down as /*/ for Course formatting and design, and /*/ for Course delivery as described in Section 5.1. "MAXIMUM DESIGN FULL DAY COURSES" will include: (i) one full day of class (assume 6-7 hours of class and 1-2 hours of set up and tear down); (ii) 40 hours of instructional design, at /*/ (amounting to the /*/ total noted above); (iii) one full day of rehearsal (8 hours); and (iv) up to 50 Classrooms.


___________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

          7.1.2. /*/ for Minimum Design Full Day Courses, which amount will be broken down as /*/ for Course formatting and design, and /*/ for Course delivery as described in Section 5.1. "MINIMUM DESIGN FULL DAY COURSES" will include: (i) one full day of class (assume 6-7 hours of class and 1-2 hours of set up and tear down); (ii) one full day of rehearsal (8 hours); and
                  (iii) up to 50 Classrooms.

          7.1.3. /*/ for Maximum Design Half Day Courses, which amount will be broken down as /*/ for Course formatting and design, and /*/ for Course delivery as described in Section 5.1. "MAXIMUM DESIGN HALF DAY COURSES" will include: (i) one half day of class (assume 3-3.5 hours of class and .5 - 1 hour of set up and tear down); (ii) 20 hours of instructional design, at /*/ (amounting to the /*/ total noted above); (iii) one half day of rehearsal (4 hours); and (iv) up to 50 Classrooms.

          7.1.4. /*/ for Minimum Design Half Day Courses, which amount will be broken down as /*/ for Course formatting and design, and /*/ for Course delivery as described in Section 5.1. "MINIMUM DESIGN HALF DAY COURSES" will include: (i) one half day of class (assume 3-3.5 hours of class and .5 - 1 hour of set up and tear down); (ii) one half day of rehearsal (4 hours); and
                  (iii) up to 50 Classrooms.


____________________
(Footnote continued from previous page)


/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

           7.1.5. /*/ for Two Day Maximum Design Courses, which amount will be broken down as /*/ for Course formatting and design, and /*/ for Course delivery as described in Section 5.1. "TWO DAY MAXIMUM DESIGN COURSES" will include: (i) two full days of class (assume 6-7 hours of class and 1-2 hours of set up and tear down per day); (ii) 48 hours of instructional design;
                   (iii) two full days of rehearsal (16 hours); and (iv) up to 50 Classrooms.

           7.1.6. The parties will establish mutually agreeable guidelines pursuant to which Course Delivery Fees will be reduced whenever and wherever circumstances warrant. Course Delivery Fees shall be payable in accordance with Caliber invoices issued pursuant to this Agreement from time to time as and when the underlying services are rendered. Such invoices are due and payable within thirty (30) days of receipt thereof by MCIS.

     7.2.  Program Management Fee.  Caliber shall appoint a single
           ----------------------
           representative to act as MCIS's prime point of contact under this Agreement, with responsibility for management of Caliber's involvement in the Alliance (the "CALIBER REPRESENTATIVE"). In consideration of the Program Management Services provided by Caliber hereunder, and the appointment of the Caliber Representative, MCIS agrees to pay to Caliber a monthly management fee of /*/ and agrees to reimburse Caliber for pre-approved (by the MCIS Representative), reasonable travel expenses of the Caliber Representative related to this Agreement (the "PROGRAM MANAGEMENT FEE"). Except as expressly noted in this Section, Caliber shall be responsible for the costs of all its own personnel pursuant to this Agreement. The Program Management Fee due in any given month shall be invoiced and shall be payable within thirty (30) days of receipt thereof by MCIS. MCIS shall appoint a single representative to act as Caliber's prime point of contact under this Agreement, with responsibility for management of MCIS's involvement in the Alliance (the "MCIS REPRESENTATIVE"). MCIS shall be responsible for the costs of its own personnel pursuant to this Agreement, including the MCIS Representative.

     7.3.  Additional Classrooms.  It is understood and agreed by MCIS that the
           ---------------------
           Course Delivery Fees set forth in this Section shall apply to Course offerings delivered to a maximum of (50) Classrooms. In the event, at MCIS's request, a Course is delivered to more than fifty (50)
           Classrooms:

________________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

           7.3.1. The Course Delivery Fee otherwise payable under Sections 7.1.1, 7.1.2 or 7.1.5 shall be increased by /*/ for each Classroom in excess of the fifty (50) Classroom maximum; and

           7.3.2. The Course Delivery Fee otherwise payable under Section 7.1.3 or 7.1.4 shall be increased by /*/ for each Classroom in excess of the fifty (50) Classroom maximum.

8. MINIMUM VOLUME COMMITMENT

In consideration of the preferential pricing set forth in the preceding section, MCIS hereby agrees that it shall pay Caliber at least /*/ (herein referred to as the "MINIMUM VOLUME COMMITMENT") during the Term for the activities contemplated herein, which sum shall include the cumulative amounts paid to Caliber for: (a) Course Delivery Fees; (b) the Program Management Fee; and
     (c) funding for Broadcast `98.

9. EXPANSION OF RELATIONSHIP; PREFERRED PARTNER COVENANTS

     9.1.  Construction of Additional Campuses.
           -----------------------------------

           9.1.1. /*/ Threshold.  At such time, if any, as MCIS shall have
                      ---------
                  delivered or, as evidenced by Course Procurement Notices, committed to deliver through the Network during the Term that number of Course Offerings as shall have generated or will generate fees to Caliber under this Agreement equal to or exceeding /*/ over and above the Minimum Volume Commitment, including the Program Management Fee and funding for Broadcast '98, Caliber shall construct one (1) New Caliber Campus in Canada at an Approved Location and meeting the general specifications set forth on SCHEDULE C hereto (the "NEW CAMPUS SPECIFICATIONS").

           9.1.2. /*/ Threshold.  At such time, if any, as MCIS shall have
                      ---------
                  delivered or, as evidenced by Course Procurement Notices, committed to deliver through the Network


_____________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

                  during the Term that number of Course Offerings as shall have generated or will generate fees to Caliber under this Agreement equal to or exceeding /*/ over and above the Minimum Volume Commitment, including the Program Management Fee and funding for Broadcast '98, Caliber shall construct a second New Caliber Campus in Canada at an Approved Location meeting the New Campus Specifications.

          9.1.3.  /*/ Threshold.  At such time, if any, as MCIS shall have
                      ---------
                  delivered or, as evidenced by Course Procurement Notices, committed to deliver through the Network during the Term that number of Course Offerings as shall have generated or will generate fees to Caliber under this Agreement equal to or exceeding /*/ over and above the Minimum Volume Commitment, including the Program Management Fee and funding for Broadcast '98, Caliber shall construct a third New Caliber Campus in Canada at an Approved Location meeting the New Campus Specifications.

          9.1.4.  Waiver of Conditions.  Caliber in its sole and absolute
                  --------------------
                  discretion may elect to waive the minimum volume thresholds set forth in Sections 9.1.1 through 9.1.3 and to construct or commence the construction of the New Caliber Campuses contemplated by this section at an Approved Location notwithstanding the failure of MCIS to meet such minimum thresholds.

          9.1.5.  Time.  Caliber agrees that each New Caliber Campus it is
                  ----
                  required to construct under this Section 9.1 shall be fully operational not later than one hundred twenty (120) days following the later of (a) the achievement of the minimum volume thresholds associated with such New Caliber Campus under Section 9.1 or (b) the identification by MCIS of the Approved Location for such New Caliber Campus.

     9.2. Use of Canadian Sites Pending Construction.  Until such time as New
          ------------------------------------------
          Caliber Campuses are constructed by Caliber in Canada pursuant to this Agreement, Caliber's existing facilities in Montreal, Toronto and Vancouver, with each location having twelve (12) desktops able to accommodate 2 students each, for a total of twenty-four (24) students per location, will be utilized; and, should MCIS require additional classroom space in Canada for the delivery of any Course, Caliber shall procure such additional classroom space from a third-party provider, in which event MCIS shall pay to Caliber a classroom


_______________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

           procurement fee equal to /*/, or such other fee as the parties may agree upon in writing in advance, which fee shall be in addition to any Course Delivery Fees and any other fees otherwise payable by MCIS hereunder in connection with the Course. Notwithstanding the foregoing, MCIS shall not be obligated to pay any classroom procurement fee under this section if and to the extent the need for such alternate classroom space is attributable to the failure of Caliber to construct any New Caliber Campus within the one hundred twenty (120) day period contemplated by Section 9.1.5, it being understood and agreed by the parties that, without limiting MCIS's other rights and remedies as provided in this Agreement, the waiver of such fee shall be Caliber's sole and exclusive liability for breach of such section.

     9.3.  Preferred Partner. During the Term, Caliber shall not offer, develop,
           -----------------
           or assist in the development of any Competitive Course for or in conjunction with the following systems integration or telecommunications competitors of MCIS, including their affiliates:

                    Electronic Data Systems
                    Sprint
                    AT&T
                    Andersen Consulting
                    IBM/ISSC/ISM
                    CSC

     9.4.  Most Favored Customer.  MCIS shall have the right to enroll its
           ---------------------
           employees in any Caliber IT course offered during the Term at the lowest prices for such course which Caliber offers to its best customers, inclusive of any special discount or volume rebate. MCIS enrollees may select from the full syllabus of Caliber courses, and, if the parties mutually determine that there is sufficient volume of such enrollees, Caliber shall customize the course offering for those enrollees, in which event such customization shall be an additional service under Section 11, subject in any event to the consent of Caliber's content partner.

10. ALLIANCE ADMINISTRATION

     10.1. Name.  The joint distance learning initiative of the parties
           ----
           evidenced by this Agreement shall be known and referred to by the parties in public announcements of the same as the Alliance for Distance Learning (the "ALLIANCE").

     10.2. Advisory Committee.  The parties agree to constitute an advisory
           ------------------
           committee which shall have general oversight authority over the administration of Course offerings and for the direction of the Alliance generally (the "ADVISORY COMMITTEE"). The Advisory


_________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

           Committee shall meet not less frequently than quarterly in accordance with such by-laws or other rules of order as the parties may establish. Membership on the Advisory Committee will be composed of three MCIS appointees and two Caliber appointees. Decisions will be reached on a majority vote basis. The Chair of the Advisory Committee shall be an MCIS nominee. The Caliber Representative will provide quarterly reports to the Advisory Committee.

     10.3. Performance Criteria.  Through the Advisory Committee, the parties
           --------------------
           will jointly develop a set of performance criteria to evaluate the Courses and on the basis of such criteria shall review the performance of the Alliance from time to time and in any event at least sixty (60) days prior to the expiration of the initial one-year Term in order to assist the parties in their respective determinations whether to renew this Agreement or otherwise continue the Alliance.

     10.4. Implementation Audits.  MCIS shall have the right to observe the
           ---------------------
           delivery of each Course at all Caliber Campuses and other locations authorized by MCIS offering the Course and to request reasonable changes in the implementation or delivery of the Course to address any problems identified by MCIS.

11.  ADDITIONAL SERVICES

     11.1.  Types of Services.  Notwithstanding the fact that some or all of the
            -----------------
            services listed below may be part of the Course development and delivery hereunder, Caliber shall use its best efforts on a case by case basis to provide additional services outside the scope of this Agreement at MCIS's request, which services may include, but shall not be limited to, one or more of the following as the parties may agree:

            11.1.1.  Classroom and equipment rental.

            11.1.2. Video roll-ins, enhanced video production, additional power points, slides, animation, voice-overs, software demos, creation of software labs, the loading of specialized software on file servers, or creation, loading and maintenance of software which is not a part of the Caliber platform.

            11.1.3. Coordinating student registration and enrollment using inbound toll-free numbers, web-based registration, or other methodologies.

            11.1.4. Collection and disbursement of participant enrollment fees and other revenues derived from course offerings.

            11.1.5. Development and implementation of marketing plans and strategies.

     11.2.  Pricing. Such additional services are not included in the Program
            -------
            Management Fee or Course Delivery Fees and shall be provided to MCIS, if at all, at such prices as the parties may agree; provided, however, that such additional services shall be provided to MCIS at the lowest price which Caliber offers to its best customers, inclusive of special discounts and volume rebates.

     11.3.  Multi-Point Video Conferencing Facilities. MCIS may obtain multi-
            -----------------------------------------
            point video conferencing facilities from Caliber at a rate of /*/ for a full day (consisting of more than four (4) hours of use not to exceed a maximum of eight (8) hours of use) and /*/ per partial day (consisting of less than four (4) hours of use). It is understood that such rate includes only the use of video conferencing facilities and does not include studio facilities, program management, facilitators, instructional design, and the like.

     11.4.  Alliance Revenues and Income.  Any revenue generated through the
            ----------------------------
            delivery of Courses to the public by the Alliance shall, subject to the payment by MCIS of Course Delivery Fees, Program Management Fees, and any other fees payable by MCIS under this

____________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

            Agreement, be for MCIS's benefit and MCIS shall be responsible for the administration, including invoicing, collection, and audit, of such MCIS revenue.

12.  OWNERSHIP AND USE

     12.1.  Ownership. Except as otherwise expressly agreed to by the parties in
            ---------
            this Agreement or otherwise in writing after the Effective Date hereof, MCIS and Caliber shall be under no obligations to develop a particular product or service jointly or through the initiatives set forth in this Agreement. If a feature, function, innovation, product, offering, or other original literary, artistic, technical, or other material (herein, a "WORK PRODUCT") is developed by MCIS alone, or in collaboration with Caliber or a third party, MCIS shall obtain and retain all intellectual property rights arising therefrom and shall have the sole right to obtain and to hold in its own name copyrights, registrations, patents, or other such protection, including any extensions or renewals thereof, as may be appropriate to this Work Product, and Caliber shall have no right, title or interest therein. Subject to Section 12.2, MCIS shall have the full, sole, and continuous right (without any payments or liabilities to any person) to use, publish, perform, reproduce and distribute throughout the world any or all portions of this Work Product, either as a complete unit or in segments in any way MCIS sees fit and for any purpose whatsoever. Caliber hereby waives, and shall secure a waiver by its employees or agents of, moral rights in and to the Work Product. Nothing herein is intended to give either party any title to the other party's pre-existing intellectual property rights. The parties understand and agree that MCIS will retain ownership of the Courses, MCIS Course Content and all Derivative Work. MCIS understands and agrees that Caliber is not granting MCIS any ownership rights in any Caliber Learning Campus or in any equipment, property, systems, software, know-how, or technical or operational information or other materials used by Caliber to deliver the Courses. "Ownership," as used in this section, shall mean all proprietary rights, including, without limitation, copyright, trade secrets and patents.

     12.2.  Use Restrictions.
            ----------------

            12.2.1. Other than as necessary to perform its obligations under this Agreement, Caliber shall not license, use or permit any use of the Derivative Work without the express prior written consent and approval of MCIS.

            12.2.2. Any provision of this Agreement to the contrary notwithstanding, following the delivery and broadcast of a Course over the Network, MCIS agrees that, notwithstanding
                     Section 12.1, MCIS shall not re-broadcast, re-transmit, or otherwise use or license others to use any videotape of such broadcast other than for internal training and/or communications, except with Caliber's prior written consent, which consent shall not be unreasonably withheld.

     12.3.  Applications and Filings. MCIS and Caliber shall cooperate in good
            ------------------------
            faith with one another, at their own expense, to make all necessary applications and filings, including patent and copyright registration and other legal protections, both U.S. and foreign, to protect the interests of the parties, or either of them, in the Courses and the Derivative Work, as provided in this Agreement.

     12.4.  Confidentiality.
            ---------------

            12.4.1. Caliber shall take reasonable and necessary precautions to prevent the unauthorized copying, removal, alteration, disclosure, use, loss of or improper access to the MCIS Course Content, the Derivative Work, and the Courses.

            12.4.2. MCIS acknowledges that, during the Term and in the course of performing its obligations hereunder, it may be the recipient of or become exposed to proprietary and confidential information of Caliber in written or other tangible form (including on magnetic media) or by oral, visual, or other means, including, but not limited to, information marked or otherwise identified as confidential or proprietary, customers or active prospects, strategic plans and materials, marketing strategies, business data, financial information, distance learning systems, and software (such information of either party being collectively referred to as "CONFIDENTIAL INFORMATION"). MCIS acknowledges and agrees that such Confidential Information disclosed by Caliber shall remain the exclusive property of Caliber, and that MCIS shall not disclose, use, copy, or make available such Confidential Information to anyone, except as may be required in the course of performing its obligations hereunder. MCIS agrees to only make such Confidential Information available to employees on a need-to-know basis.

            12.4.3. Caliber acknowledges that, during the Term and in the course of performing its obligations hereunder, it may be the recipient of or become exposed to Confidential Information of MCIS. Caliber acknowledges and agrees that such Confidential Information disclosed by MCIS shall remain the exclusive property of MCIS, and that Caliber shall not disclose, use, copy, or make available such Confidential Information to anyone, except as may be required in the course of performing its obligations hereunder. Caliber agrees to only make such Confidential Information available to employees on a need-to-know basis.

            12.4.4. Caliber and MCIS agree Confidential Information is unique and valuable, and that money damages would not be a sufficient remedy for any breach of this Section 12.4 and that, in addition to all other remedies, both parties shall be entitled to specific performance and injunctive and equitable relief as a remedy for any such breach. Caliber and MCIS agree to be responsible for any breach of this
                     Section 12.4 by any of its employees, officers, directors or agents and also agrees to pay any and all reasonable attorney's fees incurred by either party in enforcing the provisions of this Section 12.4.

            12.4.5. Each party shall protect the Confidential Information of the other party from disclosure contrary to the terms of this Section 12.4 using the same degree of care used to protect its own confidential or proprietary information, but in any case using no less than a reasonable degree of care.

            12.4.6. The restrictions of this Agreement on use and disclosure of Confidential Information shall not apply to information that:

                     12.4.6.1. Was publicly known at the time of the disclosing party's communication thereof to the receiving party;

                     12.4.6.2. Becomes publicly known through no fault of the receiving party subsequent to the time of the disclosing party's communication thereof to the receiving party;

                     12.4.6.3. Was in the receiving party's possession free of any obligation of confidence at the time of the disclosing party's communication thereof to the receiving party;

                     12.4.6.4. Is developed by the receiving party independently of and without reference to any of the disclosing party's Confidential Information or other information that the disclosing party disclosed in confidence to any third party;

                     12.4.6.5. Is rightfully obtained by the receiving party without burden of confidentiality from third parties authorized to make such disclosure without restriction; or

                     12.4.6.6. Is identified by the disclosing party as no longer proprietary or confidential.

            12.4.7. In the event the receiving party is required by law, regulation or court order to disclose any of the disclosing party's Confidential Information, the receiving party will, to the extent permitted by law, promptly notify the disclosing party in writing prior to making any such disclosure in order to facilitate the disclosing party seeking a protective order or other appropriate remedy from the proper authority. The receiving party agrees to cooperate with the disclosing party in seeking such order or other remedy. The receiving party further agrees that if the disclosing party is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

            12.4.8. All Confidential Information disclosed under this Agreement (including information in computer software or held in electronic storage media) shall be and remain the property of the disclosing party. All such information in tangible form shall be returned to the disclosing party promptly upon written request or the termination or expiration of this Agreement, and shall not thereafter be retained in any form by the receiving party.

            12.4.9. The disclosing party shall not have any liability or responsibility for errors or omissions in, or any decisions made by the receiving party in reliance on, any Confidential Information disclosed under this Agreement.

13.  MCIS AND CALIBER MARKS

     13.1.   MCIS Marks. Caliber acknowledges that MCIS owns, is licensed to
             ----------
             use, or otherwise possesses various registered and unregistered trademarks and service marks ("MCIS MARKS"). MCIS may, from time to time in writing, grant to Caliber the non-exclusive, limited right and license to use designated MCIS Marks for and during the Term in connection with the implementation of the Alliance and the delivery of Courses hereunder. Caliber expressly acknowledges MCIS's rights in and to the MCIS Marks and agrees not to represent in any manner that Caliber has acquired any ownership rights in the MCIS Marks.

     13.2.   Caliber Marks. MCIS acknowledges that Caliber possesses various
             -------------
             registered and unregistered trademarks and service marks, including but not limited to "Caliber", "Caliber Learning Network," "Caliber Learning Campus," and the Caliber mountain peak logo ("CALIBER MARKS"). Caliber may, from time to time in writing, grant to MCIS the non-exclusive, limited right and license to use the Caliber Marks for and during the Term in connection with the implementation of the Alliance and the delivery of Courses hereunder. MCIS expressly acknowledges Caliber's rights in and to the Caliber Marks and agrees not to represent in any manner that MCIS has acquired any ownership rights in the Caliber Marks.

     13.3.   Misuse of Marks. Each party understands and agrees that any use of
             ---------------
             the other party's marks, other than as expressly authorized by this Agreement, without the other party's prior written consent, is an infringement of such other party's rights in and to its marks and that the right granted herein to use the other party's marks does not extend beyond the termination or expiration of this Agreement. Each party expressly covenants that, during the term of this Agreement and thereafter, such party shall not, directly or indirectly, commit any act of infringement or contest or aid others in contesting the validity of such other party's right to use its marks or take any other action in derogation thereof.

     13.4.   Monitoring. Each party acknowledges an obligation to monitor its
             ----------
             own use of the other party's marks and agrees to do so. Each party shall notify the other of any claim, demand, cause of action of which it becomes aware that the other party may have based upon or arising from any unauthorized attempt by any person or entity to use such other party's marks, any colorable variation thereof, or any other mark, name or indicia in which such other party has or claims a proprietary interest and shall assist such other party, upon its request and at such other party's expense, in taking action including legal action, if any, as such other party may deem appropriate to halt such activities, but shall take no action nor incur any expenses on such other party's behalf without such other party's prior written approval.

     13.5.   Requirements. Each party further agrees and covenants to use the
             ------------
             other party's marks solely in the manner prescribed by such other party, to observe all laws with respect to the registration of trade names and assumed or fictitious names, to include in any application therefor a statement that such party's use of the other party's marks is limited by the terms of this Agreement, and to provide such other party with a copy of any such application and other registration document(s); and to observe such requirements with respect to trademark and service mark registrations and copyright notices as the other party may, from time to time, require, including, without limitation, affixing "SM," "/TM/", or "(R)" adjacent to such other party's marks.

     13.6.   Guidelines.   Each party shall from time to time provide written
             ----------
             guidelines to the other party, regarding the proper depiction of the party's marks. Public announcements, press releases, catalog copy, copy and graphics for print advertising, information booklets, and promotional literature that a party proposes to use in conjunction with this Agreement or any Course shall be submitted to the other party for review, editing and comment, at least thirty
             (30) days prior to intended use or reproduction (whichever is to occur first). Until such time, if any, as approval is received, the material shall not be used by the party requesting approval.. Components or advertisements previously approved require re-submission and re-approval before they may be used subsequently. Each party shall designate for the other party's contact a person on their respective staffs who shall have responsibility for the review and response procedures described in this paragraph. Each party shall provide the other party with its then current published materials relating to products and services relevant to this Agreement from time to time. Neither party shall make any representations or warranties to others concerning the products or services of the other party that are inconsistent with those made by the other party in the most current published materials provided by such other party in accordance with the above.

14.  COOPERATION

Upon execution of this Agreement, MCIS and Caliber each shall identify a sufficient number of qualified persons from their respective organizations who will be responsible for the coordination, design, development and implementation of the Alliance under this Agreement.

15.  PARTICIPANT NAMES

Each party will have access to the names of all Course participants, and with the prior approval of the other party, which approval shall not be unreasonably withheld, such party may use those names in its mailings and other marketing-related activities. Without limiting the generality of the foregoing, registration forms for Courses shall enable Course participants to indicate their willingness or unwillingness to receive such materials.

16.  DEFAULT AND TERMINATION

     16.1.   Notice and Cure. This Agreement may be terminated by either party
             ---------------
             if the other party is in breach of any material provision of this Agreement, but only after written Notice of Default and opportunity to cure as provided herein has been given to the breaching party. With respect to a monetary default, the notice of default must provide for an opportunity to cure of at least twenty (20) days following receipt of the notice. With respect to a non-monetary default, the notice of default must provide for an opportunity to cure of at least thirty (30) days following receipt of the notice. If the party receiving the notice has not cured the breach before the cure date stated in the notice, the party giving notice may terminate this Agreement by giving the breaching party a written Notice of Termination, stating the date on which the termination is to be effective. Breaches by Caliber would include, but are not limited to, a material technical inability by Caliber to deliver the Courses over the Network, or an inability on a material and/or continuing basis to meet

             MCIS' scheduling requirements. With respect to incurable breaches described in Section 16.2, a period of cure does not have to be provided. Notwithstanding the delivery of a Notice of Default or Notice of Termination by either party to the other, all obligations to perform services shall continue in effect and be duly observed and complied with by both parties until the effective date of any termination. Upon the effective date of termination of this Agreement for any reason, any outstanding Course Procurement Notices shall be deemed to be cancelled without any further obligation, penalty or charge to either party.

     16.2.   Material Breaches That Cannot Be Cured. The following types of
             --------------------------------------
             activity are acknowledged by the parties to be incurable, material breaches and are cause for immediate termination by the non-breaching party effective upon delivery of written Notice of
             Termination:

             16.2.1. Any willful breach by either party of such party's confidentiality obligations under this Agreement.

             16.2.2.  Any act of theft or embezzlement by either party.

             16.2.3. Any breach by either party of such party's obligations under Section 12.2, Use Restrictions, of this Agreement.
                                          ----------------

     16.3.   Use of Marks After Termination. Upon termination of this Agreement
             ------------------------------
             for any reason, all rights to use and promote the Courses in conjunction with the other party's marks or otherwise shall immediately cease.

     16.4.   Dispute Resolution. The parties hereto agree to attempt to settle
             ------------------
             any dispute, controversy or difference which may arise between or among them in connection with this Agreement or any Schedule attached hereto by good faith discussions between or among the Caliber Representative and MCIS Representative. If resolution cannot be achieved by such representatives within ten business days of referral to them, the dispute will be referred to the Advisory Committee. If the Advisory Committee is unable to resolve the dispute by a unanimous decision within thirty days of referral to it, either party may pursue whatever remedies are available to it under this Agreement, at law, or in equity.

17.  NOTICES

Any notices or other communications required or which may be given by either party to the other party under this Agreement shall be in writing and may be sent by facsimile. However, the original shall be sent either by overnight courier, with a verified receipt, or by certified mail, return receipt requested, postage prepaid and addressed to and at the address stated below or to such other address as the parties shall subsequently designate to each other by notice given in accordance with this Section. Such notice shall be deemed to be sufficiently given when the original is received by the receiving party.

FOR MCIS:

SHL Systemhouse Co.
Att'n:  Richard Bertrand
Vice President Marketing
50 O'Connor Street
Suite 501
Ottawa, Ontario
K1P 6L2
(e-mail:rbertrand@shl.com)
Fax:  613/236-8984
with a copy to: John LaCalamita, Vice President, Chief Legal Counsel and
Secretary
Fax:  416/813-1399

FOR CALIBER:

Caliber Learning Network, Inc.
Attn:  Chris Nguyen
1000 Lancaster Street
Baltimore, Maryland 21202
(e-mail: Caliber@educate.com)
with a copy to: O. Steven Jones,  General Counsel
Fax:  410/843-8059

18.  INDEPENDENT CONTRACTORS

Under this Agreement, each party agrees that it will perform as an independent contractor and not as an agent or employee of the other party. Nothing in this Agreement is intended to or shall be deemed to create a partnership or joint venture of any kind. Neither party shall have the authority to, or shall attempt to, bind or commit the other party for any purpose except as expressly provided herein.

19.  APPLICABLE LAW

This Agreement shall be deemed to have been made in the State of New York and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of New York, without regard to conflict of laws principles. Judicial proceedings regarding any matter arising under the terms of this Agreement shall be brought solely in the federal or local courts of the State of New York.

20.  FORCE MAJEURE

Neither party shall be liable for delay or failure in performance of any of its obligations under this Agreement when such delay or failure arises from events or circumstances beyond the reasonable control of such party (including, without limitation, acts of God, fire, flood, war, explosion, sabotage, terrorism, embargo, civil commotion, acts or omissions of any government entity, or labor disputes).

21.  WAIVER

No failure on the part of either party to exercise, no delay in exercising, and no course of dealing with respect to any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

22.  ASSIGNMENT

Caliber may not assign this Agreement, or any part thereof, without the prior written approval of MCIS, which approval shall not be unreasonably withheld. MCIS may assign this Agreement at any time upon notice to Caliber, provided that such assignment shall not relieve MCIS of its obligations hereunder.

23.  SURVIVAL BEYOND TERMINATION

     23.1.   The parties' obligations arising under Sections 12.1, Ownership,
                                                                   ---------
             12.2, Use Restrictions, 12.4, Confidentiality, 24, Indemnification,
                   ----------------        ---------------      ---------------
             shall survive the expiration or termination of this Agreement.

     23.2. Any Courses scheduled for delivery after termination or expiration of this Agreement shall be automatically cancelled without penalty or charge of any kind to MCIS unless the parties otherwise mutually agree in writing.

24.  INDEMNIFICATION

     24.1. Caliber shall indemnify and hold harmless MCIS from and against any and all loss, damage, injury, liability or suit incurred by MCIS as a result of or arising from (i) any Course participant's claim of personal injury or property damage while attending a Course at a Caliber Campus and (ii) the development of the Courses or any MCIS Course Content or any other software, products or services provided by Caliber to MCIS, including, without limitation, any claims that any of the above infringe or otherwise violate any patent, copyright, trade secret or other proprietary right.

     24.2. MCIS shall indemnify and hold harmless Caliber from and against any and all loss, damage, injury, liability or suit incurred by Caliber as a result of or arising from the development of the Courses or any MCIS Course Content provided by MCIS to Caliber, including, without limitation, any claims that such Content infringes or otherwise violates any patent, copyright, trade secret or other proprietary right.

25.  GENERAL

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and all previous agreements or discussions between the parties relating to the subject matter hereof, written or oral, will be terminated and/or superseded by this Agreement; however, this Agreement shall not supersede or in any way affect the validity or enforceability of MCIS purchase orders with respect to the subject matter hereof outstanding on the Effective Date. Payment of any amounts due pursuant to such purchase orders shall be credited toward the Minimum Volume Commitment. Any representation, warranty or condition, written or otherwise, not expressly contained in this Agreement or in an authorized written amendment thereto shall not be relied upon by either party. Each of the parties acknowledge that it has not been induced to enter into this Agreement by any representation not specifically stated herein. This Agreement may only be changed or modified in writing signed by both parties. If any provision of this Agreement is held invalid, the validity of the remainder of this Agreement shall not be affected. Each party agrees not to directly solicit or hire any employee of the other during the Term, and for a period of one year after the termination or expiration of this Agreement, without the other party's prior written permission. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree and confirm that the provisions of Section 9.3, 9.4, and 11.2 are fair and reasonable in the commercial circumstances of this Agreement, protect the legitimate business interests of the parties, and do not constitute any undue restraint of trade, and that the consideration provided under this Agreement adequately and fairly compensates the parties in connection with such designations, which have been an inducement to enter into this Agreement.

26.  LIMITATION OF LIABILITY

     NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION, WHETHER FOR BREACH OF WARRANTY OR ANY OBLIGATION ARISING THEREFROM OR OTHERWISE, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) AND IRRESPECTIVE OF WHETHER THE PARTY HAS ADVISED OR HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. EACH PARTY HEREBY WAIVES ANY CLAIMS THAT THESE EXCLUSIONS DEPRIVE SUCH PARTY OF AN ADEQUATE REMEDY.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as at the day and year first above written.

CALIBER LEARNING NETWORK, INC.      MCI SYSTEMHOUSE CORP.



By:___________________________      By_____________________________

   Chris L. Nguyen, President

                                    Name:__________________________


                                    Title:_________________________

                                  SCHEDULE A

                 TO MCIS/CALIBER PROGRAM DEVELOPMENT AGREEMENT


                           AVAILABLE COURSE SCHEDULE
                           -------------------------


THE FOLLOWING IS A LIST OF AVAILABLE DATES FOR COURSES AND DOES NOT CONSTITUTE A COMMITMENT OR PROMISE TO ENGAGE IN SUCH TRAINING AT THE TIMES LISTED OR OTHERWISE. NO COMMITMENT TO OBTAIN COURSES BY MCIS SHALL BE MADE EXCEPT IN ACCORDANCE WITH DULY ISSUED COURSE PROCUREMENT NOTICES, WHICH COURSES MAY BE CANCELLED OR RESCHEDULED IN ACCORDANCE WITH THE AGREEMENT.


PROFESSIONAL DEVELOPMENT COURSES
--------------------------------

April 7-8           Project Management                   2 full days of training
April 29            Go to Market Strategy session        1 full day of training
                    and SHL Win
May 5-6             SHL Transform                        1 full day of training
May 19-20           Protrack                             2 full days of training
May 28              Behavioral Interviewing              1 full day of training
June 17-18          Project Management                   2 full days of training
June 22             Orientation                          1 full day of training
July 21-23          Successfully Managing People         2 full days of training
September 9         Orientation (Repeated from 6/22/98)  1 full day of training
September 23-24     EPM/Career Coaching                  2 full days of training
November 18         Orientation (Repeated from 6/3/98)   1 full day of training


EXTERNAL SEMINARS
-----------------

May                 Seminar I              1 half day (4 hrs)
June                Seminar II             1 half day (4 hrs)
September           Seminar III            1 half day (4 hrs)
October             Seminar IV             1 half day (4 hrs)

                                  SCHEDULE B

                 TO MCIS/CALIBER PROGRAM DEVELOPMENT AGREEMENT


                          PROGRAM MANAGEMENT SERVICES
                          ---------------------------


1. Development and implementation of a rolling three year strategic plan, should the parties agree to extend the Term beyond the initial one year period for current and future Alliance activities

2. Quarterly reporting to MCIS on mutually agreed upon performance metrics, potentially to include some or all of the following: Level I Course Evaluation, Level II Knowledge based testing, Level III Impact Level Analysis (done 3-6 months after training activities), and Level IV Proof Level Evaluation (performance improvement tied to specific strategic business objectives)

3.  Budget management and control processes

4. Provide limited support to MCIS in the development and definition of an internal marketing plan, including product positioning and market execution, for the Alliance's internal professional development activities

5. Provide limited support to MCIS in the development and definition of a marketing plan, including product positioning, suggested pricing, and market execution for the external seminar series

6. Provide limited support to MCIS in the development and creation of all product marketing (print, web-based, and other medium as desired) to support the Alliance's activities

7. Overall project management responsibilities to ensure the timely execution of the strategic plan


                       DESCRIPTION OF SPECIAL OFFERINGS

The following is a description of the purpose and intent behind some of the activities referenced in the Agreement.

1.   Broadcast '98
     -------------

This one-hour event ("Broadcast '98") is currently scheduled for March, 1998. The purpose of the event is to communicate internally the new strategic directions for MCIS. Scott Ross and other key executives will present their key initiatives to as many MCIS employees as possible. All sites that coincide with MCIS employee locations will be used; the cost of ad hoc sites will be provided to MCIS and billed separately.


2.   Thought Leadership Seminar Series
     ---------------------------------

The Alliance may design and deliver a series of client-centered technology forums/seminars that showcase MCIS's products and services. The first of these programs may be held in May 1998. All intellectual property rights associated with this deliverable shall vest in MCIS in accordance with section

12.1 of the Agreement.. The purpose of the series is to provide a platform for 'MCIS Thought Leaders' to demonstrate their leadership on topics of interest to CIOs and other key decision-makers among the broad audience of MCIS clients and prospects. Other targeted audiences may include students on campus (as part of regular recruiting initiatives) and MCIS's employees, as well as the clients and employees of MCIS affiliates (including other MCI Communications Corporation companies), WorldCom, Inc. clients and employees, and MCIS's strategic alliance and joint venture partners.

                                   SCHEDULE C

                 TO MCIS/CALIBER PROGRAM DEVELOPMENT AGREEMENT


                           NEW CAMPUS SPECIFICIATIONS
                           --------------------------


1.   4500 square feet.

2.   45 workstations

3.   Comparable design and functionality to existing Caliber Campuses.

                                  SCHEDULE D

                 TO MCIS/CALIBER PROGRAM DEVELOPMENT AGREEMENT


                  CALIBER CAMPUSES OPEN OR UNDER CONSTRUCTION
                  -------------------------------------------

          NO.             LOCATION
            1             Atlanta
            2             Raleigh
            3             Charlotte
            4             New York (Broad St.)
            5             Jacksonville
            6             Philadelphia
            7             Orlando
            8             Nashville
            9             Baltimore
           10             Austin
           11             Houston
           12             Cincinnati
           13             Paramus
           14             Washington, D.C.
           15             New Orleans
           16             Richmond
           17             Detroit
           18             San Diego
           19             Milwaukee
           20             Chicago
           21             Salt Lake City
           22             Dallas
           23             Denver
           24             Kansas City
           25             Tampa
           26             Oklahoma City
           27             Sacramento
           28             Portland
           29             Cleveland
           30             Minneapolis
           31             Rochester
           32             Boston
           33             Seattle
           34             Montreal
           35             Vancouver
           36             Toronto
           37             New York
           38             Culver City
           39             Santa Ana
           40             Pittsburgh
           41             San Francisco
           42             New York - Park Avenue
           43             Los Angeles
           44             Long Island
           45             St. Louis
           46             Phoenix
           47             San Jose
           48             Miami
           49             Indianapolis
           50             Palo Alto - Cybersmith
           51             Memphis